Exhibit 10.3

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND
REPLACED WITH “[...***...].” A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN
FILED SEPARATELY WITH THE SECRETARY OF THE U.S. SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING
CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED.

Shareholder Loan Contract

with respect to

BeiGene Biologics Co., Ltd

between

Guangzhou GET Technology Development Co., Ltd.

and

BeiGene Biologics Co., Ltd

Date: March 7, 2017

This Shareholder Loan Contract (“this Contract”) is entered into on March 7, 2017 by and between:

Guangzhou GET Technology Development Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (the “PRC” or “China”), with its registered place of business at Room 901, No.237 Science Avenue, Science City, Guangzhou High-tech Industrial Development Zone, the PRC (“GET”); and

BeiGene Biologics Co., Ltd., a limited liability company incorporated under the laws of the PRC, with its registered place of business at Zibian Room 168, No.333 Jiufo Jianshe Road, Sino-Singapore Guangzhou Knowledge City, Guangzhou, PRC (the “Company” or “BeiGene Biologics”).

GET and the Company are individually referred as a “Party” and collectively as the “Parties” hereinafter.

WHEREAS:

(1)                       As of the date of this Contract, BeiGene Biologics is a foreign invested enterprise registered in Sino-Singapore Guangzhou Knowledge City under the PRC law by BeiGene (Hong Kong) Co., Limited (“BeiGene”);

(2)                       A Capital Increase Agreement with respect to BeiGene Biologics Co., Ltd., (the “Capital Increase Agreement”) is entered into by and among BeiGene, GET and BeiGene Biologics on the date hereof, and an Equity Joint Venture Contract regarding BeiGene Biologics Co., Ltd. (the “Joint Venture Contract”) is entered into by and between BeiGene and GET on the date hereof. Pursuant to the Capital Increase Agreement and the Joint Venture Contract, BeiGene and GET will jointly subscribe for the additional registered capital of BeiGene Biologics and convert BeiGene Biologics from a wholly foreign owned enterprise to a Sino-foreign equity joint venture enterprise. Upon the completion of the aforesaid capital increase, BeiGene will hold 95% equity interest in BeiGene Biologics and GET will hold 5% equity interest in BeiGene Biologics;

(3)                       BeiGene Biologics will engage in R&D (including, without limitation, clinical research and fundamental research projects) and manufacturing of biologics ([...***...]). BeiGene Biologics has established its wholly owned subsidiary BeiGene Guangzhou Biologics Manufacturing Co., Ltd. (“BeiGene GZ

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Factory”) in Sino-Singapore Guangzhou Knowledge City. By purchasing the state of the art biologics manufacturing equipment, BeiGene GZ Factory intends to construct a factory, on the land to be acquired by itself in Sino-Singapore Guangzhou Knowledge City, to be capable for commercial manufacturing of biologics (collectively referred to as the “Project”);

(4)                       In accordance with and subject to the Joint Venture Contract, in order to support the construction and operation of the Project, GET agrees to provide a shareholder loan to BeiGene Biologics, and BeiGene Biologics agrees to accept such shareholder loan, in accordance with the terms and conditions of this Contract.

Therefore, on basis of the premises and mutual obligations hereof, it is agreed by the Parties as follows:

Article 1 Definitions and Interpretations

1.1                               In this Contract, the following terms shall have the following respective meanings:

“Affiliate” has the meaning set forth in the Joint Venture Contract;

“BeiGene” has the meaning set forth in the Preamble hereof;

“BeiGene GZ Factory” has the meaning set forth in the Preamble hereof;

“[...***...]” means [...***...];

“Business Day” means any day other than a Saturday, Sunday, or a statutory holiday in the PRC;

“Capital Increase Agreement” has the meaning set forth in the Preamble hereof;

“[...***...]” has the meaning set forth in Section 10.2 hereof;

“CFDA” has the meaning set forth in the Joint Venture Contract;;

“Debt-to-Equity Conversion” has the meaning set forth in the Joint Venture Contract;

“Capital Increase Agreement of Debt-to-Equity Conversion” has the meaning set forth in the Joint Venture Contract;

“Dispute” has the meaning set forth in Section 10.1 hereof;

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

“Amount of Misappropriation” has the meaning set forth in Section 7.3 hereof;

“Joint Venture Contract” has the meaning set forth in the Preamble hereof;

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, consortium, unincorporated organization, other entity or a government authority;

“Project” has the meaning set forth in the Preamble hereof;

“PRC” or “China” has the meaning set forth in the Preamble, and for the purpose of this Contract, excludes Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

“Repayment Day” has the meaning set forth in Section 5.1 hereof;

“RMB” or “Renminbi” means the lawful currency of the PRC;

“Shareholder Loan” has the meaning set forth in Section 2.1 hereof;

“Special Audit” has the meaning set forth in Section 7.3 hereof.

1.2                               When a reference is made in this Contract to an Article, Section, Clause, Exhibit, Appendix, Schedule, Recitals or Preamble, such reference is to such items as they relate to this Contract and such items shall be deemed to form an integral part of this Contract.

1.3                               The table of contents and headings in this Contract are for reference purposes only and do not affect in any way the meaning or interpretation of this Contract.

1.4                               Whenever the words “include”, “includes” or “including” are used in this Contract, they are deemed to be followed by the words “without limitation”.

1.5                               The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Contract, refer to this Contract as a whole and not to any particular provision of this Contract.

1.6                               The definitions contained in this Contract are applicable to the singular as well as the plural forms of such terms.

1.7                               Any law defined or referred to herein or in any contract or instrument that is referred to herein means such law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor laws.

1.8                               A reference to a document is a reference to such document as modified or amended from time to time.

1.9                               Unless otherwise explicitly provided, the dates and times referred to herein are in Beijing time.

Article 2 Loan

2.1                               GET shall provide a shareholder loan in the total amount of RMB900,000,000 (say, nine hundred million Renminbi yuan) (the “Shareholder Loan”) to BeiGene Biologics in accordance with the timeline set forth in Section 4.1 hereof.

2.2                               Restriction on usage: the Shareholder Loan under this Contract shall only be used for the Project purpose, including the construction of BeiGene GZ Factory, and R&D and clinical trials to be carried out by BeiGene Biologics[...***...].

2.3                               The term of the Shareholder Loan under this Contract shall be 72 calendar months commencing from the actual drawdown date.

Article 3 Interest Rate

3.1                               The annual interest rate of the Shareholder Loan under this Contract shall be 8% and the compound interest shall not apply. Subject to Section 5.2 hereunder, no interest shall be due and payable prior to the Repayment Day of the Shareholder Loan.

3.2                               The Shareholder Loan interest under this Contract shall be calculated from the actual drawdown date, based on the actual balance of the Shareholder Loan and the lending days (including the first day, excluding the last day) and assuming 365 days for one year.

Article 4 Drawdown of Shareholder Loan

4.1                               The Shareholder Loan hereunder shall be provided by GET in one lump-sum and the drawdown of principal shall not be later than March 31, 2017. GET

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

shall deposit the Shareholder Loan in RMB cash to the account designated by the Company in writing.

4.2                               If BeiGene Biologics needs to postpone the drawdown date, BeiGene Biologics shall serve a written notice to GET [...***...] before the drawdown date set forth in Section 4.1, which notice shall specify the reason for postponing the drawdown and the new drawdown date. GET shall provide the Shareholder Loan on the date specified in such notice. BeiGene Biologics shall indemnify GET for its interest loss as the result of the postpone of drawdown (i.e., the difference of the amount of interest calculated pursuant to Article 3 hereof with respect to the postponed amount of Shareholder Loan during the postponed period exceeding the interest for the same amount of Shareholder Loan during the same time period by applying the current deposit interest rate).

4.3                               BeiGene Biologics shall submit the following documents to or assist GET in completing the following matters:

a)                  At the same time with drawdown, the issuance of the receipt of drawdown in accordance with the form set forth in Appendix 1 hereof, and

b)                  Not later than the drawdown, all the registered capital of the Company subscribed by BeiGene which is due for contribution (if any) has been fully contributed by BeiGene in accordance with the Capital Increase Agreement and the Joint Venture Contract.

4.4                               The actual drawdown date and the Repayment Day of the Shareholder Loan shall be subject to the receipt to be issued in accordance with Article 4.3(a). The receipt shall constitute an integral part of this Contract. Except for the actual drawdown date and Repayment Day, if there is any inconsistency between the receipt and this Contract, this Contract shall prevail.

Article 5 Repayment

5.1                               Subject to Article 4.4, the repayment date of the Shareholder Loan under this Contract shall be March 30, 2023 (the “Repayment Day”). On the Repayment Day, BeiGene Biologics shall be obliged to repay all the outstanding principal and interest of the Shareholder Loan in one lump-sum.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

5.2                               When GET completes the Debt-to-Equity Conversion with all or part of the amount of the Shareholder Loan with the accrued interest pursuant to Article 12 of the Joint Venture Contract and the Capital Increase Agreement of Debt-to-Equity Conversion, BeiGene Biologics shall be regarded as having repaid the Shareholder Loan in advance to the extent of the converted amount. For the avoidance of doubt, the above-mentioned amount can be deemed as the repayment to both the principal and the interest of Shareholder Loan, but shall be deemed as repayment to the interest first. Unless otherwise agreed by the Parties in writing, the balance on top of the converted Shareholder Loan (with accrued interest) after the Debt-to-Equity Conversion in accordance with Article 12 of the Joint Venture Contract shall be repaid by BeiGene Biologics on the Repayment Day.

5.3                               The Company shall have the right to make early repayment at any time and there shall be no limit on the times and amount of the early repayment; provided however that, unless otherwise agreed by the Parties in writing, before the closing of the Debt-to-Equity Conversion under the Capital Increase Agreement of Debt-to-Equity Conversion, BeiGene Biologics shall not make early repayment in any method other than the Debt-to-Equity Conversion.

5.4                               The Parties agree that BeiGene Biologics or any of its Affiliates will not provide guarantee for the Shareholder Loan under this Contract. Notwithstanding the foregoing, upon occurrence of the circumstance prescribed in Section 12.5 of the Joint Venture Contract, the Parties may, within the period set forth in Section 12.5 of the Joint Venture Contract, [...***...] as for the Shareholder Loan, and complete the execution of necessary legal documents and the related registration of guarantee if so required by applicable laws:

[...***...].

For the avoidance of doubt, both Parties shall carry out the negotiation based on the above candidate plans by following the sequence of priority set forth above. If the Parties fail to reach any agreement on any guarantee arrangement or repayment method within [...***...] of the commencement of negotiation, BeiGene Biologics shall [...***...], and shall procure the execution of necessary legal documents and complete the related registration of such guarantee, if so required, within the period set forth in Section 12.5 of the Joint Venture Contract.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Article 6 Representations and Warranties

6.1                               In addition to any representations and warranties otherwise made in this Contract, each Party hereby represents and warrants to the other Party that on the date hereof:

a)                  it is a corporate entity duly organized and validly existing under the laws of the jurisdiction of its incorporation and is in compliance with all requirements of laws of the jurisdiction of its incorporation;

b)                  it has full corporate power and authority, and all necessary authorizations (to GET, including the approval/filing of State-owned Assets Supervision and Administration Commission) and third party consents to enter into this Contract and to perform its obligations under this Contract, and has taken all necessary actions to authorize its entry into and performance of this Contract;

c)                   its representative(s) have been fully authorized to sign this Contract on its behalf;

d)                  this Contract shall constitute its legal, valid, binding and enforceable obligations once this Contract become effective;

e)                   the execution, delivery and performance of this Contract will not violate in any way its business license, certificate of incorporation, corporate constitutional documents, or any applicable laws, rules, decrees, authorizations or approvals, or any provisions of any contractual arrangements to which it is a party or is otherwise bound;

f)                    no directors or employees of either Party have received, requested, offered, or given anything of value, nor any financial or other advantages, in connection with the negotiation, execution, delivery, or performance of this Contract;

g)                   no litigation or legal proceeding of any arbitrator or government authority is pending (or, to the knowledge of such Party, threatened) against such Party that may lead to or cause material adverse effect to: (a) its execution and delivery of this Contract; and (b) its performance of this Contract; and

h)                  in any proceedings taken by any Person in its jurisdiction of incorporation in relation to this Contract or the transactions contemplated hereby, it will not be entitled to claim for itself or any of its assets immunity from arbitration, suit, execution, attachment or other legal process.

6.2                               BeiGene Biologics undertakes that it shall:

a)                  use the Shareholder Loan for the purpose provided hereunder;

ii.                    submit the audited financial report of BeiGene Biologics of the fiscal year to GET within [...***...] after the end of every fiscal year or a later time otherwise agreed by the Parties;

iii.                 allow GET to participate in the management of BeiGene Biologics in accordance with Chapters 9 and 10 of the Joint Venture Contract; and

iv.                upon the occurrence of any event that will give rise to a [...***...] which may materially jeopardize the capability of BeiGene Biologics to repay the Shareholder Loan, notify GET in writing within [...***...] of the occurrence of such event.

6.3                               GET undertakes to timely and fully extend the Shareholder Loan pursuant to the provisions hereof.

Article 7 Breach of Contract

7.1                               In the event that GET fails to grant the loan in full according to the timetable set forth in Section 4.1 hereof, GET shall promptly rectify, and pay [...***...] of the overdue amount to BeiGene Biologics as the liquidated damage for each day during the time period from the due date provided in Section 4.1 to the actual drawdown date of the entire Shareholder Loan.

7.2                               In the event that BeiGene Biologics fails to repay the principle and interest of the Shareholder Loan in full according to the time limit set forth in Section 5.1 hereof, BeiGene Biologics shall promptly rectify, and pay [...***...] of the overdue amount to GET as the liquidated damage for each day during the time period from the Repayment Day provided in Section 5.1 to the actual full repayment day.

7.3                               The Parties agree that, to ensure the Shareholder Loan being used for this Project, in the sole event that [...***...], GET may [...***...] send a written notice to BeiGene Biologics to request the initiation of a special audit (the “Special Audit”). The Parties shall, within [...***...] from the issuance of the

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

aforesaid notice by GET, jointly engage an internationally reputable accounting firm, to complete the Special Audit and deliver the Special Audit report to both Parties simultaneously within [...***...] of the engagement of such firm in accordance with this section. The Special Audit shall be conducted in the way that the disturbance to normal operation of BeiGene Biologics [...***...] shall be minimized. The expenses of the Special Audit shall be borne by GET.

If the aforementioned Special Audit report identifies that the total amount of (i) the expenses invested by BeiGene Biologics [...***...] into the clinical research and development of [...***...] (including without limitation, [...***...]) within [...***...] after the actual drawdown date of the Shareholder Loan and (ii) the amount of “cash and cash equivalents” recorded in the cash flow statement of BeiGene Biologics as of the end of [...***...] is less than [...***...], the balance of the actual expenses up to [...***...] (the “Amount of Misappropriation”) shall be recovered and supplemented into the research and development of [...***...]; meanwhile, BeiGene shall be obliged to:

(i)                 pay the liquidated damage equivalent to [...***...]; or

(ii)              upon the request of GET, include the foregoing liquidated damage in the amount subject to the Debt-to-Equity Conversion based on the Post-Money Fair Market Value (as defined in the Joint Venture Contract) calculated pursuant to Section 12.2 of the Joint Venture Contract, given that the liquidated damage set forth in the aforesaid item (i) reaches or exceeds [...***...] and has not been paid in full by BeiGene Biologics in cash.

7.4                               For the purpose of clarity, with respect to any breach under any Project Document, if either Party and/or any of its Affiliates has been indemnified in accordance with this Contract, then such Party shall not file any claim based on the same breach or event in accordance with any other Project Document, and shall not be entitled to double recovery or multiple recovery.

Article 8 Acceleration

8.1                               In the event of early termination of the Joint Venture Contract in accordance with the terms thereof, the Repayment Day hereunder shall be automatically due at the date of termination of the Joint Venture Contract. For the avoidance of doubt, however, provided that a transfer of the equity interest in

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

BeiGene Biologics under Section 44.4 of the Joint Venture Contract occurs after the early termination thereof pursuant to Article 44 of the Joint Venture Contract, it shall not be a breach on the part of BeiGene Biologics under Section 7.2 hereof if BeiGene Biologics, until the completion of the aforesaid equity transfer, fails to pay the outstanding balance of the Shareholder Loan’s principal and accrued interest due and payable at such accelerated Repayment Day, and accordingly BeiGene Biologics shall not be subject to the liquidated damage payable to GET in accordance with Section 7.2 hereof, though the interest shall be continuously accrued and calculated during such period pursuant to the provisions of this Contract.

Article 9 Governing Law

9.1                               The execution, effectiveness, performance, termination, liability of breach, and interpretation of this Contract as well as all the articles, appendices, exhibits (including, without limitation, the interpretation of the dispute resolution article hereunder) shall be governed by the Laws of the PRC.

Article 10 Dispute Resolution

10.1                        The Parties shall endeavor to resolve through friendly consultations any dispute, controversy or claim arising out of or in connection with this Contract, including any question regarding the existence, validity, interpretation, breach or termination of this Contract (the “Dispute”).  If a Dispute arises, any Party may give written notice to the other Party, which notice shall set out brief details of the Dispute.

10.2                        If a Dispute has not been resolved through friendly consultations within [...***...] after first written notice of such Dispute has been given by either Party, such Dispute shall be submitted to the [...***...] and finally settled by arbitration in [...***...] in accordance with the [...***...] Arbitration Rules in force at the time the Dispute is submitted for arbitration, which rules are deemed to be incorporated as part of this Contract by reference into this Article. The seat of arbitration shall be in Beijing. The English and Chinese texts of this Contract shall be referred to in the arbitration, and all proceedings in such arbitration shall be conducted in Chinese. The arbitration award shall be rendered in English and Chinese versions, and both versions shall be equally effective. The arbitration award shall be final and binding on

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

both Parties from the day it is made. The costs of arbitration shall be borne by the losing Party, unless otherwise specified in the arbitration award.

10.3                        The arbitration tribunal shall consist of three arbitrators. BeiGene Biologics and GET shall each appoint one arbitrator, and the third arbitrator, who shall preside as chairman, shall be appointed by [...***...]. If any Party fails to appoint its arbitrator within [...***...] from the date of receipt of the notice of arbitration, the [...***...] shall appoint such arbitrators.

10.4                        During the course of any arbitration proceedings, all provisions of this Contract shall, to the most feasible and practicable extent, be implemented continuously by the Parties except for those provisions which are the subject of any Dispute referred to arbitration in accordance with this Article 10.

10.5                        GET hereby confirms that, it shall not claim for immunity, on the grounds of its identity as state-owned enterprise, from the arbitration under this Article 10.

Article 11 Miscellaneous

11.1                        This Contract shall take effect on the date of affixation of signature and corporate seal by the duly authorized representative of each Party. This Contract shall terminate on the date of the full repayment of the Shareholder Loan in accordance with the provisions hereof.

11.2                        Each Party shall undertake the expenses and costs occurred in the course of the negotiation, delivery or performance of this Contract at its own expense, including but not limited to the expense in relation to hiring professional accountants and legal councils.

11.3                        This Contract is made and executed in 4 originals in Chinese and 4 originals in English, of which each Party shall keep 2 originals in Chinese and 2 originals in English. The two language versions shall have equal validity and legal effect.

11.4                        Any provision hereof may be amended or waived, but only if such amendment or waiver is in writing and is signed by both Parties. Unless otherwise explicitly provided in this Contract, no failure or delay of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power and

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

privilege. The rights and remedies provided herein shall not exclude any rights or remedies under law.

11.5                        This Contract, when applicable, shall be binding upon and shall inure to the benefit of each Party hereto and to their respective permitted heirs, successors and assigns.

11.6                        If an authority of competent jurisdiction holds that any part of this Contract not essentially affecting the purpose hereof is illegal, invalid or unenforceable, then the remaining provisions or portions thereof shall remain in full force and effect and shall constitute the agreement between the Parties with respect to the subject matter hereof. To the extent of permitted under applicable law, the Parties shall replace any illegal, invalid or unenforceable provision of this Contract with a valid provision having the same commercial effect.

11.7                        The appendices hereto shall constitute the integral part of this Contract. This Contract and other Project Documents (as defined in the Joint Venture Contract) constitute the entire agreement among the Parties and supersedes all prior discussions, negotiations and agreements between the Parties with respect to the subject matter hereof. This Contract shall include this Contract and its appendices as amended, varied, supplemented, replaced and/or restated in any manner from time to time.

Appendix 1 Receipt of Shareholder Loan

Lender: Guangzhou GET Technology Development Co., Ltd.

Address: Room 901, No.237 Science Avenue, Science City, Guangzhou High-tech Industrial Development Zone, the PRC

Borrower: BeiGene Biologics Co., Ltd.

Address: Zibian Room 168, No.333 Jiufo Jianshe Road, Sino-Singapore Guangzhou Knowledge City, the PRC

Drawdown Date: March [   ], 2017    Repayment Date: March [ ], 2023

The Lender and the Borrower hereby acknowledge and confirm that,

Pursuant to the Shareholder Loan Contract enter into by and between the Lender and the Borrower on March 7, 2017, the Lender, on the foregoing Drawdown Date, deposited the shareholder loan of RMB900,000,000 (say NINE HUNDRED MILLION Renminbi yuan) in RMB cash to the borrower’s following bank account                          . The Borrower received such amount in full on March [], 2017. The accrual of interest arising from the shareholder loan shall start from the Drawdown Date (which is inclusive) mentioned above.

Guangzhou GET Technology Development Co., Ltd. (Seal)

Signature:
Name:
Title:

BeiGene Biologics Co., Ltd. (Seal)

Signature:
Name:
Title:

IN WITNESS HEREOF, each Party of this Contract has caused its duly authorized representative to sign this Contract on the date specified on the first page hereof.

Guangzhou GET Technology Development Co., Ltd. (Seal)

Signature:	/s/ Yibin Yan
Name: Yibin Yan
Title: Chairman & Legal Representative

BeiGene Biologics Co., Ltd. (Seal)

Signature:	/s/ John Victor Oyler
Name: John Victor Oyler
Title: Legal Representative